UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 28, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 28, 2012, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of BB&T Corporation (the “Company”) elected James A. Faulkner, I. Patricia Henry, Eric C. Kendrick, Louis B. Lynn, Edward C. Milligan, Charles A. Patton and Tollie W. Rich, Jr. as directors of the Company, for a term commencing January 1, 2013. Ms. Henry has been appointed to the Audit Committee and Mr. Milligan and Mr. Patton each have been appointed to the Compensation Committee and the Nominating and Corporate Governance Committee, all effective January 1, 2013.

     All of the newly-appointed directors are non-management directors and will receive compensation that is consistent with the compensation received by the other non-management members of the Board. These compensatory arrangements are described under the heading “Compensation of Directors” in the Company’s Proxy Statement relating to its Annual Meeting of Shareholders for 2012. The Company has determined that there are no related person transactions, as contemplated by Item 404(a) of Regulation S-K, to which the Company and any newly-appointed director are parties except as set forth below.

     NAI Brannen Goddard. Mr. Milligan’s son, Edward H. Milligan (“Heath Milligan”), is employed as a landbroker with NAI Brannen/Goddard, LLC (“NAI Brannen Goddard”). NAI Brannen Goddard and Heath Milligan currently represent the Company in sales involving foreclosed commercial properties. As of the date hereof, Heath Milligan and NAI Brannen Goddard have two such listings under contract. If these transactions close, NAI Brannen Goddard can be expected to receive aggregate sales commissions of approximately $234,000, of which Heath Milligan is expected to receive approximately $50,000.

     For additional discussion concerning the events noticed herein, please refer to Exhibit 99.1.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On August 28, 2012, the Board of Directors of the Company approved amendments to Article III, Sections 9 and 11 and Article IX, Section 4 of the Company’s Bylaws (the “Bylaws”). The amendments revise the Bylaws, effective as of January 1, 2013, to separate the Executive & Risk Management Committee into two distinct committees: the Executive Committee and the Risk Management Committee.

     A copy of the amended and restated Bylaws is filed as Exhibit 3.1 and incorporated herein by reference. The discussion in this Item is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of BB&T Corporation, effective January 1, 2013.

99.1	Copy of press release announcing that on August 28, 2012, the Board of Directors of BB&T Corporation elected directors of the Company, for a term commencing January 1, 2013.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: August 28, 2012